Name:
Number of Restricted Stock Units subject to Award:
Date of Grant:

HMAN GROUP HOLDINGS INC.
2014 EQUITY INCENTIVE PLAN
Restricted Stock Unit Award Agreement
This agreement (this “Agreement”) evidences an award (the “Award”) of restricted stock units granted by HMAN Group Holdings Inc. (the “Company”) to the individual named above (the “Participant”), pursuant to and subject to the terms of the HMAN Group Holdings Inc. 2014 Equity Incentive Plan (as amended from time to time, the “Plan”).
1.Grant of Restricted Stock Unit Award. The Company grants to the Participant on the date set forth above (the “Date of Grant”) the number of restricted stock units (the “Restricted Stock Units”) set forth above giving the Participant the conditional right to receive, without payment and pursuant to and subject to the terms and conditions set forth in this Agreement and in the Plan, one Share with respect to each Restricted Stock Unit forming part of the Award, subject to adjustment pursuant to Article 11 of the Plan in respect of transactions occurring after the date hereof.
2.Meaning of Certain Terms. Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Plan. “Termination Date” means the last day of the Participant’s active employment and does not include any period of non-working notice or any period for which pay in lieu of notice, termination pay, severance pay or any other monies in relation to the cessation of employment are paid.
3.Vesting; Termination of Employment.
(a)Vesting. Unless earlier terminated, forfeited, relinquished or expired, the Award will become vested as to 100% of the Restricted Stock Units on the third (3rd) anniversary of the Date of Grant, subject to the Participant remaining in continuous employment by the Company or a Subsidiary from the Date of Grant through such vesting date.
(b)Termination of Employment.
(i)In the event that the Participant’s employment is terminated for any reason, any unvested portion of the Award shall immediately terminate and be forfeited effective as of the Termination Date.
(ii)In the event that the Participant’s employment is terminated for Cause or occurs in circumstances that in the determination of the Committee would have constituted grounds for the Participant’s employment to be terminated for Cause (in each case, without regard to the lapsing of any required notice or cure periods in connection therewith), the vested portion of this Award, if any, shall immediately terminate and be forfeited for no consideration effective as of the Termination Date.
4.Delivery of Shares. Subject to Section 5 below, the Company shall, as soon as practicable upon the vesting of any portion of the Award (but in no event later than thirty (30) days following the date on which such Restricted Stock Units vest), effect delivery of the Shares with respect to such vested Restricted Stock Units to the Participant (or, in the event of the

Participant’s death, to the person to whom the Award has passed by will or the laws of descent and distribution). No Shares will be issued pursuant to this Award unless and until all legal requirements applicable to the issuance or transfer of such Shares have been complied with to the satisfaction of the Committee.
5.Forfeiture; Recovery of Compensation. The Committee may cancel, rescind, withhold or otherwise limit or restrict this Award at any time if the Participant is not in compliance with all applicable provisions of this Agreement and the Plan. By accepting, or being deemed to have accepted, this Award, the Participant expressly acknowledges and agrees that his or her rights, and those of any permitted transferee of this Award, under this Award, including the right to any Shares acquired under this Award or proceeds from the disposition thereof, and any other amounts received in respect of this Award will be subject to forfeiture and disgorgement to the Company, with interest and other related earnings, if the Participant to whom the Award was granted is not in compliance with any provision of the Plan or any applicable Award or any non-competition, non-solicitation, no-hire, non-disparagement, confidentiality, invention assignment, or other restrictive covenant by which he or she is bound. The Award is subject to any policy of the Company or any of its subsidiaries that provides for forfeiture, disgorgement, or clawback with respect to incentive compensation that includes Awards under the Plan and will be further subject to forfeiture and disgorgement to the extent required by law or applicable stock exchange listing standards, including, without limitation, Section 10D of the Exchange Act. The Participant, by accepting or being deemed to have accepted this Award, agrees (or will be deemed to have agreed) to the terms of this Section 5 and any clawback, recoupment or similar policy of the Company or any of its subsidiaries and further agrees (or will be deemed to have further agreed) to cooperate fully with the Committee, and to cause any and all permitted transferees of the Participant to cooperate fully with the Committee, to effectuate any forfeiture or disgorgement described in this Section 5. Neither the Committee nor the Company nor any other person, other than the Participant and his or her permitted transferees, if any, will be responsible for any adverse tax or other consequences to a Participant or his or her permitted transferees, if any, that may arise in connection with this Section 5. The Participant further agrees to be bound by the terms of any clawback or recoupment policy of the Company that applies to incentive compensation that includes Awards such as the Restricted Stock Units. Nothing in the preceding sentence may be construed as limiting the general application of Section 10 of this Agreement.
6.Dividends; Other Rights. This Award may not be interpreted to bestow upon the Participant any equity interest or ownership in the Company or any subsidiary prior to the date on which the Company delivers Shares to the Participant. The Participant is not entitled to vote any Shares by reason of the granting of this Award or to receive or be credited with any dividends declared and payable on any Share prior to the date on which any such Share is delivered to the Participant hereunder. The Participant will have the rights of a shareholder only as to those Shares, if any, that are actually delivered under this Award.
7.Nontransferability. This Award may not be transferred except as expressly permitted under Section 14.5 of the Plan.
8.Taxes.
(a)The Participant expressly acknowledges that the vesting or settlement of the Restricted Stock Units acquired hereunder may give rise to “wages” subject to withholding. No Shares will be delivered pursuant to this Award unless and until the Participant has remitted to the Company in cash or by check (or by such other means as may be acceptable to the Committee) an amount sufficient to satisfy all taxes required to be withheld in connection with such vesting or settlement.

(b)The Participant authorizes the Company and its subsidiaries to withhold any amounts due in respect of any required tax withholdings or payments from any amounts otherwise owed to the Participant, but nothing in this sentence may be construed as relieving the Participant of any liability for satisfying his or her obligation under the preceding provisions of this Section 8.
(c)This Award is intended to be exempt from Section 409A of the Code as a short-term deferral thereunder and shall be construed and administered in accordance with that intent. Notwithstanding the foregoing, in no event will the Company have any liability relating to the failure or alleged failure of any payment or benefit under this Agreement to comply with, or be exempt from, the requirements of Section 409A.
9.Effect on Employment. Neither the grant of this Award, nor the issuance of Shares upon the vesting of this Award, will give the Participant any right to be retained in the employ or service of the Company or any of its subsidiaries, affect the right of the Company or any of its subsidiaries to discharge the Participant at any time, or affect any right of the Participant to terminate his or her Employment at any time.
10.Restrictive Covenant Agreement. The Participant agrees to be bound by the Restrictive Covenant Agreement attached hereto as Exhibit A (the “Restrictive Covenant Agreement”) in consideration of: (a) the Restricted Stock Units granted herein; (b) the Participant’s ongoing employment by the Company or a Subsidiary; (c) the importance of protecting the confidential information of the Company, its Subsidiaries and its Affiliates and their other legitimate interests, including without limitation the valuable confidential information and goodwill that they have developed or acquired; (d) the Participant being granted access to trade secrets and other confidential information of the Company, its Subsidiaries and its Affiliates; and (e) other good and valuable consideration.
11.Provisions of the Plan. This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the Date of Grant has been furnished to the Participant. By accepting, or being deemed to have accepted, all or any portion of the Award, the Participant agrees to be bound by the terms of the Plan and this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan will control.
12.Acknowledgements. The Participant acknowledges and agrees that:
(a)The grant of the Restricted Stock Units is considered a one-time benefit and does not create a contractual or other right to receive any other award under the Plan, benefits in lieu of such awards or any other benefits in the future.
(b)The Plan is a voluntary program of the Company and future awards, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of any award, the amount of any award, vesting provisions and purchase price, if any.
(c)The value of the Restricted Stock Units is an extraordinary item of compensation outside of the scope of the Participant’s employment. As such, the Restricted Stock Units are not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-term service awards, pension or retirement benefits or similar payments.
(d)The Participant authorizes the Company to use and disclose to any agent administering the Plan or providing recordkeeping services with respect to the Plan such information and data as the Company shall request in order to facilitate the grant of the

Restricted Stock Units, the administration of the Restricted Stock Units and the administration of the Plan, and the Participant waives any data privacy rights he or she may have with respect to such information or the sharing of such information.
(e)(i) This Agreement may be executed in two or more counterparts, each of which will be an original and all of which together will constitute one and the same instrument, (ii) this Agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, will constitute an original signature for all purposes hereunder, and (iii) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Participant.

[Signature page follows.]

    The Company, by its duly authorized officer, and the Participant have executed this Agreement as of the Date of Grant.

                            HMAN Group Holdings Inc.

By: ______________________________
Name: ___________________________
Title: ______________________________
Agreed and Accepted:

Signature:

Name:
Signature Page to Restricted Stock Unit Award Agreement

EXHIBIT A

RESTRICTIVE COVENANT AGREEMENT

THIS AGREEMENT (this “Restrictive Covenant Agreement”) is made effective as of the Date of Grant by and between the Company and the Participant. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Restricted Stock Unit Award Agreement to which this Restrictive Covenant Agreement is attached as Exhibit “A” (the “Award Agreement”).
R E C I T A L S:
WHEREAS, the Company and the Participant have entered into the Award Agreement;
AND WHEREAS the Award Agreement is conditional on the Participant entering into this Restrictive Covenant Agreement;
NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:
1.Confidential Information.
a.Obligation to Maintain Confidentiality. The Participant acknowledges that the information, observations and data (including trade secrets) obtained by the Participant during the course of the Participant’s employment with the Company and its Subsidiaries concerning the business or affairs of the Company or any its Subsidiaries (“Confidential Information”) are the property of the Company or such Subsidiary. Therefore, the Participant agrees that the Participant shall not at any time during the Participant’s employment period or thereafter disclose to any person or entity or use for the Participant’s own purposes any Confidential Information without the prior written consent of the Board, unless and to the extent that the Confidential Information becomes generally known to and available for use by the public other than as a result of the Participant’s acts or omissions. The Participant shall deliver to the Company at the termination of the Participant’s employment period, or at any other time the Company may request in writing, all memoranda, notes, plans, records, reports, computer files, disks and tapes, printouts and software and other documents and data (and copies thereof) embodying or relating to Confidential Information, Third Party Information (as defined in Section 1(b) below), Work Product (as defined in Section 1(c) below) or the business of the Company or any other Subsidiaries which the Participant may then possess or have under the Participant’s control.
b.Third Party Information. The Participant understands that the Company and its Subsidiaries and Affiliates will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on the Company’s and its Subsidiaries’ and Affiliates’ part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the Participant’s employment period and thereafter, and without in any way limiting the provisions of Section 1(a) above, the Participant will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than personnel of the Company or its Subsidiaries and Affiliates who need to know such information in connection with their work for the Participant or such Subsidiaries and Affiliates) or use, except in connection with the Participant’s work for the Company or its Subsidiaries and Affiliates, Third Party Information unless expressly authorized by a member of the Board in writing.
c.Intellectual Property, Inventions, and Patents. The Participant acknowledges that all discoveries, concepts, ideas, inventions, innovations, improvements,

developments, methods, designs, analyses, drawings, reports, patent applications, copyrightable work and mask work (whether or not including any confidential information) and all registrations or applications related thereto, all other proprietary information and all similar or related information (whether or not patentable) which relate to the Company’s or any of its Subsidiaries’ actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by the Participant (whether alone or jointly with others) while employed by the Company and its Subsidiaries, whether before or after the Date of Grant (“Work Product”), belong to the Company or such Subsidiary. The Participant hereby assigns to the Company all rights, title and interest throughout the world in the Work Product. The Participant further waives all moral rights in the Work Product, including, without limitation, the right to the integrity of the Work Product, the right to be associated with the Work Product in any way, the right to restrain or claim damages for any distortion, mutilation or other modification of the Work Product, and the right to restrain the use or reproduction of the Work Product in any context and in connection with any product, service, cause or institution, effective at the time the particular Work Product is created. The Participant shall promptly disclose such Work Product to the Board and, at the Company’s expense, perform all actions reasonably requested by the Board (whether during or after the Participant’s employment period) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments). The Participant acknowledges that all Work Product shall be deemed to constitute “works made for hire” under the U.S. Copyright Act of 1976, as amended.
2.Non-Compete, Non-Solicitation.
a.Non-Compete. In further consideration of (i) the Award granted herein; (ii) the Participant’s ongoing employment by the Company or a Subsidiary; (iii) the importance of protecting the confidential information of the Company, its Subsidiaries and its Affiliates and their other legitimate interests, including without limitation the valuable confidential information and goodwill that they have developed or acquired; (iv) the Participant being granted access to trade secrets and other confidential information of the Company, its Subsidiaries and its Affiliates; and (v) other good and valuable consideration, the Participant acknowledges that during the course of the Participant’s employment with the Company and its Subsidiaries the Participant has and shall become familiar with the Company’s trade secrets and with other Confidential Information and that the Participant’s services have been and shall continue to be of special, unique and extraordinary value to the Company and its Subsidiaries. Therefore, the Participant agrees that, during the Participant’s employment period and for one (1) year following the date of such termination of the employment period, the Participant shall not, directly or indirectly own any interest in, manage, control, participate in, consult with, render services for, be employed in an executive, managerial or administrative capacity by, or in any manner engage in any business competing with the businesses of the Company or its Subsidiaries, as such businesses exist or are in the process of being implemented during the Participant’s employment period or on the date of the termination of the employment period (as applicable, the “Restricted Period”), within any geographical area in which the Company or its Subsidiaries engage or plan to engage in such businesses. The Participant acknowledges (A) that the business of the Company and its Subsidiaries will be conducted throughout North America, (B) notwithstanding the state of incorporation or principal office of the Company or any of its Subsidiaries, or any of its executives or employees (including the Participant), it is expected that the Company and its Subsidiaries will have business activities and have valuable business relationships within its industry throughout North America and (C) as part of the Participant’s responsibilities, the Participant will be traveling throughout North America in furtherance of the business and relationships of the Company and its Subsidiaries. Nothing herein shall prohibit the Participant from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as the Participant has no active participation in the business of such corporation.

b.Non-Solicitation. During the Participant’s employment period and for two (2) years following the date of termination of the Participant’s employment period, the Participant shall not directly or indirectly through another person or entity (i) induce or attempt to induce any employee of the Company or any Subsidiary to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company or any Subsidiary and any employee thereof, (ii) hire any person who was an employee of the Company or any Subsidiary at any time during the Participant’s employment period or (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or any Subsidiary to cease doing business (or materially reduce the amount of business done) with the Company or such Subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any Subsidiary (including, without limitation, making any negative or disparaging statements or communications regarding the Company or its Subsidiaries).
c.Scope of Restrictions. If, at the time of enforcement of this Section 2, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.
d.Equitable Relief. In the event of the breach or a threatened breach by the Participant of any of the provisions of this Section 2, the Company would suffer irreparable harm, and in addition and supplementary to other rights and remedies existing in its favor, the Company shall be entitled to specific performance and/or injunctive or other equitable relief from a court of competent jurisdiction in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security). In addition, in the event of a breach or violation by the Participant of this Section 2, the time periods referenced in this Section 2 shall be automatically extended by the amount of time between the initial occurrence of the breach or violation and when such breach or violation has been duly cured.
3.Participant’s Representations. The Participant hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Restrictive Covenant Agreement by the Participant do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which the Participant is a party or by which the Participant is bound, (ii) the Participant is not a party to or bound by any employment agreement, non-compete agreement or confidentiality agreement with any other person or entity and (iii) upon the execution and delivery of this Restrictive Covenant Agreement by the Company, this Restrictive Covenant Agreement shall be the valid and binding obligation of the Participant, enforceable in accordance with its terms. The Participant hereby acknowledges that the provisions of Section 2 above are in consideration of (i) the Award granted herein; (ii) the Participant’s ongoing employment by the Company or a Subsidiary; (iii) the importance of protecting the confidential information of the Company, its Subsidiaries and its Affiliates and their other legitimate interests, including without limitation the valuable confidential information and goodwill that they have developed or acquired; (iv) the Participant being granted access to trade secrets and other confidential information of the Company, its Subsidiaries and its Affiliates; and (v) other good and valuable consideration. In addition, Executive agrees and acknowledges that the restrictions contained in Section 2 above are reasonable, do not preclude the Participant from earning a livelihood, that the Participant has reviewed the Participant’s rights and obligations under this Restrictive Covenant Agreement with the Participant’s legal counsel and that the Participant fully understands the terms and conditions contained herein. In addition, the Participant agrees and acknowledges that the potential harm to the Company of the non-enforcement of Section 2 outweighs any potential harm to the Participant of its enforcement by injunction or otherwise. The Participant acknowledges that the

Participant has carefully read this Restrictive Covenant Agreement and has given careful consideration to the restraints imposed upon the Participant by this Restrictive Covenant Agreement, and is in full accord as to their necessity for the reasonable and proper protection of confidential and proprietary information of the Company now existing or to be developed in the future. The Participant expressly acknowledges and agrees that each and every restraint imposed by this Restrictive Covenant Agreement is reasonable with respect to subject matter, time period and geographical area.
4.Non-Disparagement. The Participant shall not at any time, directly or indirectly, orally, in writing or through any medium, disparage, defame or assail the reputation, integrity or professionalism of the Company or any of its affiliates, officers, directors, employees or shareholders. Notwithstanding the foregoing, this prohibition does not apply to statements made in the course of sworn testimony in administrative, judicial or arbitral proceedings.
5.Severability. In the event that a court of competent jurisdiction determines that any term or provision of this Restrictive Covenant Agreement is illegal, invalid or unenforceable in any jurisdiction, such illegality, invalidity or unenforceability of that term or provision will not affect: (a) the legality, validity or enforceability of the remaining terms and provisions of this Restrictive Covenant Agreement; and (b) the legality, validity or enforceability of such term or provision in any other jurisdiction.
6.Notices. Any notice or other communication provided for herein or given hereunder to a party hereto must be in writing and shall be deemed to have been given (a) when personally delivered or delivered by facsimile transmission with confirmation of delivery or (b) upon delivery after deposit with Federal Express or similar overnight courier service. A notice shall be addressed to the Company at its principal executive office, attention General Counsel, and to the Participant at the address that he/she most recently provided to the Company.
7.Other Agreements. The Participant acknowledges that the Participant remains bound by any other non-competition, non-solicitation, confidentiality or other restrictive covenants set forth in any employment agreement or other agreement with the Company or any of its Subsidiaries that the Participant has previously entered into and that any such restrictive covenants shall not be superseded or replaced by the restrictive covenants contained herein.
8.Amendment; Waiver. No amendment or modification of any term of this Restrictive Covenant Agreement shall be effective unless signed in writing by or on behalf of the Company and the Participant. No waiver of any breach or condition of this Restrictive Covenant Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.
9.Successors and Assigns; No Third-Party Beneficiaries. The provisions of this Restrictive Covenant Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns.
10.Signature in Counterparts. This Restrictive Covenant Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Restrictive Covenant Agreement.

HMAN Group Holdings Inc.
By:
Name:
Title:
Agreed and acknowledged as
of the date first above written:

Signature:
Name: